UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARISTOCRAT GROUP CORP.

(Name of Small Business Issuer in its Charter)

Florida	7200	45-2801371
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

Diane J. Harrison
3 Allington Court	6860 Gulfport Blvd. S. No.162
Medford, NJ. 08055	South Pasadena, Fl 33707
609-744-5569	941-723-7564
(Address and telephone of	(Name, address and telephone number
Registrant’s executive office)	of agent for service)

Please send copies of all correspondence to:

Diane J. Harrison

Harrison Law, P.A.

6860 Gulfport Blvd. S. No. 162

South Pasadena, Florida 33707

(941) 723-7564 (941) 531-4935 Fax

Approximate date of proposed sale to the public: As soon as practical after this registration statement becomes effective

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one hundred shares of common stock, $.0001 par value, and two warrants(2)	39,000 Units	$1.00	$39,000	$4.53
Common stock included as part of the units(2)	3,900,000 Shares	—	—	—	(3)
Warrants included as part of the units(2)	78,000 Warrants	—	—	—	(3)
Total			$39,000	$4.53	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes 39,000 units, consisting of 3,900,000 shares of common stock and 78,000 warrants,
(3)	No fee pursuant to Rule 457(g).
(4)	Previously paid.

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ARISTOCRAT GROUP CORP.

$39,000

39,000 Units Consisting of 3,900,000 Shares of Common Stock and

78,000 Warrants to Buy Stock at $1.00 Per Share

Prior to this registration, there has been no public trading market for the common Stock of ARISTOCRAT GROUP CORP. (“AGC”), the “Company”, “us”, “we”, “our”) and it is not presently traded on any market or securities exchange. 39,000 units consisting of 3,900,000 shares of common stock and 78,000 warrants are being offered for sale by the Company to the public.

The offering of the 39,000 units is a “best efforts” offering, which means that our director and officer will use his best efforts to sell the units and there is no commitment by any person to purchase any units. The units will be offered at a fixed price of $1.00 per share for the duration of the offering. There is no minimum number of units required to be sold to close the offering. The Company is not expected to receive enough proceeds from the offering to begin operations; and there is no market for its shares. We are offering 39,000 units. Each unit consistes of 100 common shares and 2 warrants. Each warrants will be exercisable into 1 share of common stock, at $1.00 per share. Each warrant will become exercisable 2 years from the closing of this offering and will expire at 5:00 p.m., Eastern Standard time, five (5) years after the closing of this offering or earlier upon redemption or liquidation. This offering will continue for the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 39,000 units registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days. Proceeds from the sale of the units will be used to fund the initial stages of our business development. This offering will end no later than six (6) months from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

Currently, Ms. Melanie S. Maute, our sole officer and director, owns 100% of the Company’s common stock. After the offering, Ms. Maute will retain a sufficient number of shares to continue to control the operations of the Company.

Units Offered	Price To	Selling Agent	Proceeds To
By Company	Public	Commissions	The Company
Per Unit	$1.00	Not applicable	$39,000
Minimum Purchase	None	Not applicable	Not applicable
If 25% sold	9,750	Not applicable	9,750
If 50% sold	19,500	Not applicable	19,500
If 75% sold	29,250	Not applicable	29,250
If 100% sold (39,000 units)	$39,000	Not applicable	$39,000

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES AND WE SHALL NOT SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE’S SECURITIES LAWS.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this prospectus is ____________, 2011

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

We encourage you to read the entire prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page   of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 7 , and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will offer 39,000 units, each unit consisting of one hundred shares of common stock and two warrants for offering to the public. These units represent additional common stock and warrants to be issued by us. We may endeavor to sell all 39,000 units after this registration becomes effective. The price at which we offer these units is fixed at $1.00 per unit for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the units.

Securities being offered by the Company.	We are offering 39,000 units, the equivalent of 3,900,000 shares of common stock, par value $0.0001 and 78,000 warrants offered by us in a direct offering.

Offering price per unit.	We are offering the 39,000 units at $1.00 per unit.

Number of shares outstanding before the offering of units	9,000,000 common shares are currently issued and outstanding.

Number of units and shares outstanding after the offering of Units.	If we sell all of the units that we are offering, there will be 12,900,000 common shares issued and outstanding and 78,000 warrants exercisable in 2 years into 78,000 shares.

The minimum number of units to be sold in this offering.	None.

Market for the units	There is no public market for the units. The price per unit is $1.00.

We may not be able to meet the requirement for a public quotation of our units or common stock. Further, even if our units or common stock is quoted, a market for the units or common shares may not develop.

The offering price for the units will remain $1.00 per unit for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the units and intend to use the proceeds from this offering to begin implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $8,500.00, are being paid for by us.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 39,000 units registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering	Our sole officer and director will sell the units upon effectiveness of this registration statement on a BEST EFFORTS basis.

Number of warrants to be outstanding after this offering.	78,000

Exercisability of warrants	Each warrant offered in this offering is exercisable to purchase one share of common stock.

Exercise price of warrants	$1.00 per share

Exercise period of warrants

The warrants will become exercisable 2 years from the closing of this offering.

We are not registering the common stock issuable upon exercise of the warrants at this time.

The warrants will expire at 5:00 p.m., Eastern Standard time, five (5) years after the closing of this offering or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us.

Redemption of warrants

Once the warrants become exercisable, we may redeem the outstanding warrants:

•      in whole and not in part;

•      at a price of $1.00 per warrant;

•      upon a minimum of 30 days’ prior written notice of redemption; and

•      if, and only if, the last sale price of our common stock equals or exceeds $2.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

Please see the section entitled “Risk Factors — We are not registering the common stock issuable upon exercise of the warrants under the Securities Act or state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless” for additional information.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell units of common stock and seeking offers to buy units of common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on July 20, 2011, as a for-profit company with a fiscal year end of July 31. Our business office is located at 3 Allington Court, Medford, New Jersey 08055.  Our telephone number is 609-744-5569.  The office of our registered agent (Harrison Law, P.A.) is located in the State of Florida at 6860 Gulfport Blvd., S. No. 162, South Pasadena, Florida 33707.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we will not have sufficient capital to begin generating revenues from operations. We do not anticipate generating revenues until at least 12 months after we complete $500,000 capital raise (including the $39,000 capital raise from this offering).

We need to raise $500,000 (including the $39,000 capital raise from this offering) to execute our business plan over the next 18 months. The funds raised in this offering, even assuming we sell all the units being offered, will be insufficient to commercialize our intended service/products or develop our business strategy. We anticipate a burn rate of $1,000 per month. At 30% of units sold, our burn rate would be 9 months; at 50%, it would be 15 to 16 months; at 75%, 23 months; and at 100%, 31 months. The burn rate of $1,000 per month is intended to enable us to meet our Corporate and Disclosure Obligations so that we remain in good standing with the State of Florida and maintain our Status as a reporting issuer. The intention is to spend on items such as Transfer Agent, Accounting, Legal, Filings, Edgarizing, State and out of pocket expenses for raising capital.

The management believes that at the current level of development, the company can only justify a limited financing.   The reasons for becoming a public company at this time in the Company’s development, is that we believe we have the opportunity to raise more capital with friends, family and the investment banking community. The history of our country has been built on small company innovations and we believe that the public root will enable us to achieve our goal to develop our company. We believe that with the money raised through this offering we will be able to advance our business sufficiently to attract more financing, which in turn will provide us with the capital required to fully develop our business. Through the funds earmarked as administrative expenses (see USE OF PROCEEDS section below), we intend to seek potential investors from the investment community.   We intend to advance our business whether at a 30%, 50%, 75% or 100% level of financing. We believe we will able to present our plans and goals to the investment community, friends, family, and industry members via e-mail, telephone, mail, and networking. However, if the company sells less than 30% of this Offering and we are unable to secure the additional financing, we will not be able to effectively conduct the service product development and marketing activities necessary to move the Company forward.  Under those circumstances, the investors will likely lose their entire investment.

In their audit report dated August 10, 2011; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an outgoing business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold units, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

We intend to open Prenatal-Postpartum Supercare Centers in target areas across the United States. The Prenatal-Postpartum Supercare Centers will provide women who are planning to start a family, are pregnant or have recently had a baby, with a one-stop destination offering pregnancy, childbirth and parenting educational classes, nutritional counseling health and fitness classes and training and spa services, internet shopping for women’s and infant’s products related to pregnancy though the first year of the infant’s life. Emphasis will be placed on educating women about pregnancy, childbirth, and parenting, nutrition and the overall health, fitness and emotional well-being of themselves and their families from the time they decide to conceive though the infant’s first year of life. Pampering spa services such as massages, facials, pedicures and manicures are intended to offered to enhance the women’s feelings of physical and emotional well-being. Educational and counseling services are intended to be provided by expert licensed professionals, certified childbirth educators and lactation consultants.

After the development and implementation of one model center, we intend to franchise the Prenatal-Postpartum Supercare Center concept. We believe that there is a strong need for a new innovative approach to providing the education, health needs, fitness training, emotional well-being, spa services, and women and infant products related to a women’s pregnancy, childbirth and the postpartum experience and the infant’s first year of life. We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our business plan until we are able to secure the $39,000 financing from this offering. There can be no assurance that such financing will be available from this offering. The sole officer and director has no experience in franchising. However, once we develop a successful model store, we believe that we could franchise this model. At that time, we intend to interview potential candidates to head a franchising operation. A major uncertainty is to find the proper candidate to execute the franchising operation. At that juncture other risk factors and uncertainties might develop.

We need to raise an additional $500,000 (including the proposed $39,000 capital raise) to implement our business plan over the next 18 months and the funds raised in this offering, even assuming we sell all the units offered, will be insufficient to commercialize our product or develop our business strategy.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Period From Inception on
July 20, 2011 to July 31, 2011
(Audited)
Revenues	$0
Expenses	100
Net Profit (Loss)	(100)
Net Profit (Loss) per share	$

As at July 31, 2011
(Audited)
Working Capital (Deficiency)	8,900
Total Assets	$8,900
Total Current Liabilities	$0

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

WE HAVE SELF UNDERWRITTEN OUR OFFERING.

We have self-underwritten our offering. No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

At July 31, 2011, we had $8,900 cash on-hand and our stockholder’s equity was $8,900 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH UNITS IN THIS OFFERING TO CONTINUE OPERATIONS, THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

As of July 31, 2011, Aristocrat Group Corp. had $8,900 in assets and limited capital resources. In order to continue operating through 2011, we must raise approximately $39,000 in gross proceeds from this offering.

We have approximately $8,500 in offering costs associated with this financing. The offering proceeds may not cover these costs, and, if this is the case, we will be in a worse financial condition after the offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

BECAUSE WE HAVE NOT DEVELOPED A PRENATAL-POSTPARTUM SUPERCARE CENTER, THE PRENATAL-POSTPARTUM SUPERCARE CENTER MAY NOT MATERIALIZE.

We have not developed a Prenatal-Postpartum Supercare Center. We do not know the exact cost of its execution. In the case of a higher than expected cost of execution, we will not be able to offer our services at a competitive price in the market place. Furthermore, we may find problems in the process. If we are unable to execute the service, we will have to cease our operations, resulting in the complete loss of your investment.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on July 20, 2011 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. At July 31, 2011, we had $8,900 cash on-hand and our shareholder’s equity was $ 8,900; thus, there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on July 20, 2011 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar service; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the prenatal and postpartum market and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE CREDIT MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $500,000 that we estimate we will require to launch our business (including the $39,000 we aim to raise in this offering).

BECAUSE OUR CURRENT OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN STARTING A PRENATAL & POSTPARTUM COMPANY

Although our Chief Executive Officer and Director has experience in the prenatal/postpartum industry, she does not have experience in developing a Prenatal-Postpartum Supercare Center or in the development of a Website for e-commerce. Additionally, we currently have no contracts or agreements with customers or suppliers of our intended services. Therefore, without this experience, contracts or suppliers, our management’s business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our services. We intend to generate revenue through the sale of our services. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR SERVICES MAY NOT FIND ACCEPTANCE WITH THE PRENATAL/POSTPARTUM MARKETPLACE AND OUR INTENDED WEBSITE.

We are a new company with no established visibility or recognition in the Prenatal-Postpartum Supercare Center. We anticipate our services to be positioned at a moderate price point. However, since our brand is not established and our service is not going to be recognized within the industry, we may have trouble placing our service with retailers: If we are not able to have our service sold to our marketplace and our intended products on our website, we may not be able to generate revenues and our business plan may fail.

EVENTHOUGH OUR SOLE OFFICER DOES NOT HAVE ANY E-COMMERCE EXPERIENCE, WE INTEND TO DEVELOP A WEB SITE FOR OUR PRODUCTS.

The web site intends to provide e-commerce products for Prenatal/Postpartum women and for their offspring on a drop ship basis from our suppliers. However, given that our sole officer dioes not have e-commerce experience, we may never get that sector of the business off the ground.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our services; fluctuations in the demand for our service the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE

Ms. Melanie S. Maute, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Ms. Maute, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

Because we are entirely dependent on the efforts of its sole officer and director, her departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service , however, at this point in time we have not developed any program to minimize the risks related to the departure of personnel.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered units to recover all or any portion of the purchase price for the offered units will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICE OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS

Our growth strategy is substantially dependent upon our ability to successfully market our service to prospective customers. However, our planned service may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our service to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT

Our plans include obtaining business from prenatal/postpartum women which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the units we are offering.

Although we plan on offering our service carefully, the service may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the Prenatal-Postpartum Supercare Center, (b) obtaining customers, (c) developing our intended website, (d) obtaining adequate financing on acceptable terms, and (e) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED AND WE MAY NOT BECOME PROFITABLE

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Since inception on July 20, 2011 to July 31, 2011, we have spent a total of approximately $ 100 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to our sole officer.

OUR SERVICE MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET AND WE MAY BE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY, WITHOUT A PROFIT WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Our service will target prenatal/postpartum market. If we are unable to demonstrate clearly the concept that makes our service unique to potential customers, they may not purchase the service. If the public doesn’t acknowledge the singularity and innovation of our products, we may be unable to attract enough customers.

OUR MANAGEMENT TEAM CONSISTS OF ONE PERSON AND MAY NOT BE SUFFICIENT TO SUCESSFULLY OPERATE OUR BUSINESS

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only one management member which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail. Our Sole officer and director filed for personal bankruptcy in 2011, which may cause vendors to be reluctant to give us favorable credit terms. She had guaranteed obligations of her husband’s company and infused much of her personal wealth in the business. As a result of her bankruptcy certain vendors (especially those who would require a personal guarantee) may be reluctant to give us credit on favorable terms.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR SERVICES, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our services. Competitors may enter this sector with superior services, conditions or benefits. This would infringe on our customer base, having an adverse affect upon our business and the results of our operations.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS YOU SHOULD NOT PURCHASE UNITS UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HER SUCCESSORS

Our sole officer and director, Ms. Melanie S. Maute, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Ms. Maute will own 9,000,000 shares of our common stock after this offering is completed representing 70% of our outstanding shares, assuming all securities are sold. As a result, she will have control of us even if the full offering is subscribed for and be able to choose all of our directors. Her interests may differ from the ones of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by her. Purchasers of the offered units may not participate in our management and, therefore, are dependent upon her management abilities. The only assurance that our shareholders, including purchasers of the offered units, have that our sole officer and director will not abuse her discretion in executing our business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Ms. Maute also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate her fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered units unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered units must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated August 10, 2011; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold units, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the Auditors Report accompanying our Audited Financial Statements.  Because we have been issued an opinion by our auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its products. Within the next 18 months, we will have costs related to (i) creating a Prenatal-Postpartum Supercare Center, (ii) developing the services, (iii) initiation of our sales and marketing campaign, (iv) administrative expenses, and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our service will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan will require a significant capital investment. Debt or equity financing may not be available to us, or, if available, may be too expensive. Executing our business plan could require an initial investment of approximately $500,000 (including this $39,000 initial fundraise) and we anticipate 8-31 months of operational losses at approximately $1,000 per month.

We require $39,000 to begin implementing the business and marketing plan. This amount includes the $8,500 required for offering expense. We will require additional funding of approximately $500,000 (this includes the anticipated $39,000 fundraise) to fully execute our business plan and bring our service to the marketplace. As of July 31, 2011, we had cash on hand of $ 8,900.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

WE MAY NOT BE ABLE TO RAISE MONEY AND THE COMPANY MAY NOT BE ABLE TO BEGIN OPERATIONS.

There is no minimum amount of shares that must be sold by the company, the Company is not expected to receive enough proceeds from the offering to begin operations; and there is no market for its shares.

WE DO NOT HAVE SUFFICIENT CAPITAL TO CONTINUE MAINTAINING OUR REPORTING STATUS.

As of the date of this Prospectus, the current funds available to us will not be sufficient to continue maintaining our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. As such, any investment could be lost in its entirety.

Risks Related To This Offering

WARRANTS MAY NOT BE EXERCISABLE

We are not registering the common stock issuable upon exercise of the warrants under the Securities Act or state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a market maker who could sponsor a quote for our stock on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our units will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our units or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your units at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any units you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered units is highly speculative and involves significant risk. The offered units should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered units and may lose their entire investment. For this reason, each prospective purchaser of the offered units should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

We have only been recently formed and have only a limited operating history with no earnings; therefore, the price of the offered units is not based on any data. The offering price and other terms and conditions regarding our units have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the units or the fairness of the offering price used for the units. Our net tangible book value per share of common stock is $0.001 as of July 31, 2011, our most recent financial statement date.

The arbitrary offering price of $1.00 per unit as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $1.00. This premium in unit price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY

We have 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,900,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR UNITS ARE TRADED, THEY MAY TRADE UNDER $5.00 PER UNIT AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR UNITS

In the event that our units are traded, and our stock trades below $5.00 per unit, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR UNITS DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1)limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your units without the significant expense of state registration or qualification.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of units must be sold in order for the offering to proceed. The offering price per unit is $1.00. The following table sets forth the uses of proceeds assuming the sale of 30%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

Use of Proceeds

	IF 30% OF	IF 50% OF	IF 75% OF	IF 100% OF
	UNITS SOLD	UNITS SOLD	UNITS SOLD	UNITS SOLD
GROSS PROCEEDS FROM THIS OFFERING	$11,700	$19,500	$29,250	$39,000
OFFERING EXPENSES
Accounting fees	2,125	2,125	2,125	2,125
Legal fees	4,375	4,375	4,375	4,375
Printing	500	500	500	500
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL	$8,500	$8,500	$8,500	$8,500

SERVICE DEVELOPMENT *	$2,200	$9,000	$17,750	$24,500
MARKETING	$—	$1,000	$2,000	$3,000
ADMINISTRATION EXPENSES	$1,000	$1,000	$1,000	$3,000
TOTALS	$11,700	$19,500	$29,250	$39,000

* The activities for “service development” are the following: Prenatal/Postpartum Education, Prenatal/Postpartum Health Needs, Prenatal/Postpartum fitness training, Prenatal/Postpartum spa services, and Prenatal/Postpartum Emotional well being.

Even if we are able to sell all of our securities being offered in this Prospectus, we will still require an additional $500,000 (including the $39,000 capital raised from this offering) to cover our anticipated expenses over the next 18 months. Please review our disclosure titled “Plan of Operations” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 30% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.

Therefore, the public offering price of the units does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DETERMINATION OF OFFERING PRICE

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were arbitrarily determined by our sole member of the board of directors and bear no relationship whatsoever to our assets, book value, earnings, or other objective criteria. No assurance can be given that the shares or warrants offered hereby will have a market value or that they may be sold at this, or at any price.

Factors considered in determining the prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	our lack of operating history and our prospects;
•	the industry in which we intend to operate;
•	the status and development prospects for our products and services;
•	the lack of a trading market for our shares;
•	our current share book value and previous sale prices;
•	the previous experience of our executive officer; and
•	the general condition of the securities markets at the time of this offering.

The offering price should not be considered an indication of the actual value of the units. There is no guarantee that the units can be resold at or above the public offering price.

DILUTION OF THE PRICE YOU PAY FOR YOUR UNITS

The price of the current offering is fixed at $1.00 per unit. This price (which is the equivalent of $0.01 per common share) is significantly greater than the price paid by our sole officer and director. Our sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the units you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the units are sold

Price per share	$0.01
Net tangible book value per share before offering	$0.0010
Potential gain to existing shareholders	$0.0027
Net tangible book value per share after offering	$0.0037
Increase to present stockholders in net tangible book value per share after offering	$0.0027
Capital contributions	$39,000
Capital contribution by officer & director in July 20, 2011	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholder	9,000,000
Percentage of ownership after offering	69.8%

New shareholders if all of the units are sold

	PERCENTAGE OF UNITS SOLD
DILUTION TO NEW SHAREHOLDERS	30%	50%	75%	100%
Per share offering price	$0.01	$0.01	$0.01	$0.01
Net tangible book value per share before offering	$0.001	$0.001	$0.001	$0.001
Net tangible book value per share after offering	$0.0020	$0.0026	$0.0032	$0.0037
Increase in book value attributable to new shareholders	$0.0010	$0.0016	$0.0022	$0.0027
Dilution to new shareholders	$0.0080	$0.0074	$0..0068	$0.63

THE OFFERING

We are offering 39,000 units of our common stock for offer and sale at $1.00 per unit.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the units of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the units registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the units through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the units being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider having a market maker sponsor a quote on the OTCBB after this registration becomes effective and we have completed our offering.

The price per unit will remain at $1.00 even if we are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $1.00 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our units.

PLAN OF DISTRIBUTION

We are offering the units on a “self-underwritten” basis directly through Melanie S. Maute our Sole Officer and Director named herein. Ms. Maute will not receive any commissions or other remuneration of any kind in connection with her participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the units offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 39,000 units registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Ms. Maute believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under ‘blue sky’ laws. However, we have not yet applied for ‘blue sky’ registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the US. For further discussion regarding ‘blue sky’ registration please see ‘Risk Factors’ elsewhere in this Prospectus.

 The warrants will become exercisable 2 years from the closing of this offering.

We are not registering the common stock issuable upon exercise of the warrants at this time.

Ms. Maute will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Ms. Maute is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation.

2.	Ms. Maute will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Ms. Maute is not, nor will she be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Ms. Maute meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates do not intend to purchase any units in this offering.

If applicable, the units may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the units only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of units may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.  The units will be offered at a fixed price of $1.00 per share for the duration of the offering. There is no minimum number of units required to be sold to close the offering. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 39,000 units registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective

This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our units.

DESCRIPTION OF SECURITIES

Units

By means of this prospectus we are offering Units at a price of $1.00 per unit. Each Unit consists of one share of our common stock and two warrants to purchase one share of Common Stock per warrant. The warrants are exercisable at $1 per share, subject to the usual adjustments for certain corporate events.

If we sell all the units, there will be 12,900,000 common shares issued and outstanding and 78,000 warrants exercisable in 2 years into 78,000 shares.

Common Stock

The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Bylaws, our Articles of Incorporation, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 70% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Common Stock Purchase Warrants

Number of Warrants; Warrant Agent

After consummation of the offering, 78,000 warrants to purchase an aggregate of 78,000 shares of common stock will be outstanding.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.00 per share, The warrants will become exercisable 2 years from the closing of this offering and will expire at 5:00 p.m., Eastern Standard time, five (5) years after the closing of this offering or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us.

The warrants are being issued pursuant to a Warrant Agreement entered into between us and Island Stock Transfer, as warrant agent.  The warrants will not be issued separately from the common stock included in the units offered for the first two years.

Exercise and Duration of Warrants

Warrants may be exercised by delivering, not later than 5:00 P.M., Eastern Standard time, on any business day during the exercise period to the warrant agent the certificate representing the warrant or, in the case of book-entry warrants, the warrants being exercised free on the records of the Depositary Trust Company (DTC) to an account of the warrant agent at DTC along with a completed election to purchase and the payment of the exercise price for each warrant to be exercised by certified or official bank check or by bank wire transfer in immediately available funds.

If we are unable to issue the shares of common stock upon exercise of the warrants because the registration statement covering the shares is subject to a stop order or has had its effectiveness suspended or withdrawn or if we are otherwise unable to issue the shares,  the warrants will not be exercisable.  In such event, the warrants will not expire until five days after the date we are first able to issue the shares of common stock.  In no event may the warrants be net cash settled.

Delivery of Shares Upon Exercise

Shares of common stock issuable upon exercise of the warrants will be issued to the holder no later than 5:00 P.M., Eastern Standard time, on the third business day after the proper exercise of the warrants.  In lieu of delivering physical certificates representing shares of common stock issuable upon the exercise of warrants, if our transfer agent is participating in DTC’s Fast Automated Securities Transfer program, we will use our reasonable best efforts to cause the transfer agent to electronically transmit the shares by crediting the account of the registered holder’s prime broker with DTC or of a participant through DTC’s Deposit Withdrawal Agent Commission system.

Certain Adjustments

The exercise price and number of shares of common stock issuable on exercise of the warrants is subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.  However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.  In the event of a fundamental transaction involving our consolidation or merger with or into another entity where we are not the surviving entity, the sale or all or substantially all of our properties or assets or the reorganization, recapitalization or reclassification of our common stock, it is a condition to such fundamental transaction that any successor to us whose common stock is traded on an eligible market assume or remain bound by the warrants to deliver in exchange for the warrants a written instrument substantially similar to the warrants entitling the holder to acquire the successor’s capital stock at an exercise price that reflects the terms of the transaction.  In the event that the successor does not have common stock traded on an eligible market, a holder of warrants will be entitled to receive an instrument substantially similar to the warrants exercisable for the consideration that would have been issuable in the fundamental transaction had the warrants been exercised immediately prior thereto.

Limitations on Exercise

The number of Warrant Shares that may be acquired by the registered holder upon any exercise of warrants shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). This restriction may not be waived.

No Rights as Shareholders

Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Amendments

The warrants provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity, to cure, correct or supplement any defective provision, or to add or change any other provisions that do not adversely affect the interest of the warrant holders.  All other changes require the written consent of the holders of a majority of the then outstanding warrants.

Fractional Shares

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up or down the number of common stock to be issued to the warrant holder to the nearest whole number of shares.

Transfer Taxes

We will not pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of shares of common stock issuable upon the exercise of warrants.  In the event of any such transfer, we will not issue or deliver any shares until such tax or other charge shall have been paid or it has been established to our satisfaction that no such tax or other charge is due.

You should review a copy of the warrant agreement, which will be filed as an exhibit to this Registration statement.

We are not registering the common stock issuable upon exercise of the warrants under the Securities Act or state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Diane J. Harrison of Harrison Law, P.A., 6860 Gulfport Blvd. S. No. 162, South Pasadena, Florida 33707, has passed upon certain legal matters in connection with the validity of the issuance of the units of common stock.

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way , Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the period July 20, 2011 (date of inception) through July 31, 2011 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception July 20, 2011 through July 31, 2011).

BUSINESS DESCRIPTION

Overview

We are a development stage company and were incorporated in the State of Florida on July 20, 2011, as a for-profit company, and an established fiscal year end of July 31.  As of the date of this Prospectus, we have not established any business operations and have not achieved any revenues. The development of our business has been limited to organizational matters, the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus. Our ability to establish operations is entirely dependent on our ability to raise sufficient financing to execute our business plan, however, there is no guarantee that we will be successful in this regard. Furthermore, if we successfully establish operations, there is no guarantee that there will be a significant market for our services or that we will achieve significant revenues, if any.

We anticipate that we will require total financing of $500,000; $461,000  of which we will be seeking to raise subsequent to this $39,000.00 offering in order to execute our business plan over an 18 month period.  There can be no assurance that such financing will be available or available on suitable terms. Please see “Risk Factors” elsewhere in this Prospectus for a full discussion on this potential business risk.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see “Risk Factors” elsewhere in this Prospectus for full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

Business Plan Implementation Schedule

We have not generated any revenues to date and have not established business operations. We will be unable to fully establish operations or otherwise implement our business plan until we are able to secure total financing of approximately $500,000 (including this $39,000 capital raise). However there can be no assurance that sufficient financing will be available or available on suitable terms.

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  With the clear exception of the costs associated with this offering ($8,500) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a eighteen month period. We anticipate that we will require a total of $500,000 in order to generate significant revenues within an 18 month period.

The Prenatal-Postpartum Supercare Center intends to provide women who are planning to start a family, are pregnant or have recently had a baby, with a one-stop destination offering pregnancy, childbirth and parenting educational classes, nutritional counseling health and fitness classes and training spa services and internet shopping for women’s and infant’s products related to pregnancy through the infant’s first year of life. Emphasis is intended to be placed on educating women about pregnancy, childbirth, and parenting, nutrition and the overall health, fitness and emotional well-being of themselves and their families from the time they decide to conceive through the infant’s first year of life. Pampering spa services such as massage, facials, pedicures, and manicures will be offered to enhance the woman’s feeling of physical and emotional well-being. Educational and counseling services are intended to be provided by expert licensed professionals, certified childbirth educators and lactation consultants. There are a total of 4 million babies born each year in the United States (www.msnbc.msn.com/id/25735103/ns/health-kids-and-parenting).

After the intended development and implementation of our center, we intend to franchise the Prenatal-Postpartum Supercare Center concept. Our management (“Management”) believes that there is a strong need for a new and innovative approach to providing the education, health needs, fitness training, emotional well-being, spa services and women’s and infant’s products related to a woman’s pregnancy, childbirth and the postpartum experience and the infant first year of life. We have not generated any revenue to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See “Management’s Discussion and Analysis Plan of Operations” and “Liquidity and Capital Resources”.

The following description of our business is intended to provide an understanding of our company and the direction of our strategy.

Strategy and Product and Services

We believe that there is a strong need for a new and innovative approach to providing the educating health needs, fitness training, emotional well-being, spa services, women’s and infant’s product related to a woman’s pregnancy, childbirth and the postpartum experience and the infant’s first year of life. Prenatal-Postpartum Supercare Centers are intended to be a convenient one-stop center for all of the needs of women from pregnancy through postpartum and the needs of infants through the first year of life.

Through our intended Prenatal-Postpartum Supercare Centers, we intend to create a caring and stress-free learning environment that combines education services, health and fitness services, and emotional well-being spa services with the ability to purchase products designed especially for women who are in any phase of the childbearing process from planning a family through the newborn’s first year of life. The Prenatal-Postpartum Supercare Centers intend to be safe, relaxing and convenient facility that pamper and cater to women’s physical, mental and emotional needs from pregnancy through the infant’s first year of life.

The first step in keeping a baby and its mother safe is careful selection of products. We will make purchasing decisions while keeping safety in mind. The Juvenile Products Manufacturers Association (“JPMA”) has developed a unique Certification Program that has guided parents for more than 25 years. The American Society for Testing Materials (“ASTM”), a highly regarded non-profit Organization publishes the voluntary standard used in the JPMA Certification program, consumer groups and other interested parties to develop the standards. We will offer products that are compliant with ASTM ands JPMA certification standards.

Ms. Maute ,our sole officer and director, was involved with the JPMA in conjunction with ASTM and CPSC on the Certification of crib bumper string (cord) lengths. Future plans will be to designate an executive of ours to be part of such a committee.

We intend to check daily product recall and safety news from the Consumer Product Safety Commission web site http://www.cpsc.gov and will react accordingly.

We intend to check with Consumer Reports Magazine and other Journals to access safety news and trends.

We intend to utilize only the most qualified professional staff. All registered nurses, physical therapists, and estheticians licensed by the state. All childbirth educators, lactations consultants and pregnancy and postpartum fitness professionals will be certified. Utilize (Consultants) the most qualified professional staff will increase safety and decrease risks for the woman. In addition, special attention will be given to increasing the woman’s safety through the architectural design of the center, e.g., no stairs and a well-padded floor.

We intend to engage certified childbirth educators and lactation consultants to provide on-site instructional services and educational expertise. Yoga Masters, licensed professional masseuses, nutritionists, licensed estheticians, as well as licensed professional therapists and certified fitness instructors will be engaged to provide their specific services. Our goal is to capture the consumer from planning a family through birth and beyond for up to twelve (12) months. During pregnancy and immediately after the birth of a child, new parents spend substantial amount of time with childbirth educators and maternity nurses seeking information on healthcare issues, the birth process and infant care. The Prenatal-Postpartum Supercare Centers are intended to be a place where new and expecting mothers can connect, communicate and share their concerns and issues related to pregnancy, parenting and infant care with professionals and their peers.

We intend to offer a wide variety of educational and fitness and spa services with varying fees. We believe that these fees will both be affordable and competitive in terms of the quality and variety of services provided at the Centers. New customers will be charged a registration fee upon admission and a monthly fee each month to maintain their membership privilege. The company has not developed any pricing policy.

We intend to develop our reputation by placing heavy emphasis on our licensed/certified professional staff, expert consultants, and to dispense extensive and the most up-to-date information and pre-natal, post-natal and infant care products available for women and their infants today.

We intend to offer the consumer numerous options and choices for services and products, as well as educational counseling. We will offer educational information and counseling in areas ranging from achieving conception though issues related to the expectations during the first year of the newborns life. We will advise mothers on exercise and proper fitness, prior to and during pregnancy, childbirth and the postpartum periods, and proper nutrition and diet. Areas of education will also include holistic and complementary health care alternatives in additional to traditional healthcare, yoga and meditation as well as traditional exercise, strength training, and pre and post natal exercise classes

Each Prenatal-Postpartum Supercare Center will have an area for fitness training and spa services, designed specifically for the pregnant or postpartum woman. While there are a few health clubs that provide some fitness training, with some modifications, for women during pregnancy, this is not their main focus of training. There are several large fitness centers that cater to fitness and weight loss clients, but not specifically pregnant or postpartum women. Many women are reluctant to work out at a regular fitness center because of their changing bodies during pregnancy and their altered shape during the postpartum period. Also, most regular fitness centers base their training for the pregnant or postpartum women on their usual training programs with only some modifications. The Prenatal-Postpartum Supercare Center will offer safe and appropriate fitness program designed specifically for the pregnant and postpartum woman taught by the intended certified fitness educators who are experts in the pregnancy and postpartum fitness area. Upon joining the Center, the woman will meet with a fitness counselor who will develop a personalized fitness program for the woman which emphasis the proper physical exercises for childbirth, as well as guidance on the best way to lose weight after pregnancy and retain muscle tone. This personalization may evolve into offering personal training services for an additional fee.

We intend to sell products designed for the expecting or new mother, as well as infant/toddler items. These products are intended to be sold through the Prenatal-Postpartum Supercare Center and on our website including maternity and infant products, nutritional, health and beauty products, and items regarding fitness and physical and emotional well-being.

We intend to maintain an Internet web site. The “Prenatal-Postpartum “ website will be intended to (a) provide a forum for offering educational information to Prenatal-Postpartum Supercare Center members, (b) offer a means of communication about our Prenatal-Postpartum Supercare Center class schedules, class descriptions, and description of fitness and spa services available and (c) generate revenue through retail e-commerce services. The web site intends to offer the following sections:

•

Education – Members of the Prenatal-Postpartum Supercare Center will be able to use the Company’s website to go on line and access information and articles that will support the educational programs taught at Prenatal-Postpartum Supercare Center.

•

Ask An Expert – The members of the Prenatal-Postpartum Supercare Centers will be able to ask questions and receive information and advice from expert physicians, registered nurses, certified childbirth educators and lactation consultants, registered physical therapists, licensed estheticians and a host of other specialists during the prenatal and postpartum period through the infants first year of life.

•

On-line Communities (Chat Rooms) – There will be intended scheduled chats on specific topics (such as “Discomforts of Pregnancy” or “Is there life after childbirth: Coping during the postpartum period?” as well as an Open Chat Rooms where members of the Prenatal-Postpartum Supercare Centers will be able to go online and discuss with other members (within the center and other centers) personal experiences during the prenatal, postnatal and parenting periods.

Because we desire to reduce the need for significant expenditures on inventory, other products will be available to us and our customers on a drop-ship basis from selected manufacturers via our intended website.

We also intend to offer companies in the prenatal and postpartum market the opportunity to advertise in on our intended website. We believe that we will be a desired medium for these companies with our focused customer and built in Prenatal-Postpartum Supercare Center membership list.

By obtaining, analyzing and using the information obtained from our customer base, we will be able to refine program offerings and provide better service to our customers. Also, our knowledge about a given customer will enable us to provide timely and demographically targeted news and information. For example, just prior to when a child is learning to walk, we can send an e-mail to the parents offering educational and product offerings that will enhance that child’s ability to perform such a task. In addition, spa specials and other promotions will also be included in the E-mail.

Our Planned Prenatal-Postpartum Supercare Center

We have not identified the geographical area for our first Prenatal-Postpartum Supercare Center.

Sales and Marketing

We intend to employ sales representatives (commission basis) who will visit hospitals, private offices of obstetricians, gynecologists, pediatricians, lactation consultants, registered nurses, certified nurses, mid-wives, birthing center, doulas, infertility centers, pre-school centers, childcare centers, religious institutions, corporations and retail establishments within a 30 mile radius of the Prenatal-Postpartum Supercare Center. They will distribute advertising and promotional literature and enlist professional support in providing referrals to the Center.

We intend to advertise in local journals, media advertising through local newspapers, radio and television stations, organize seminars at our center and other locations, conduct mass mailings, contact corporate human resources departments and utilize our website for marketing purposes. We will also seek to become a key player in the community for worthwhile causes thus increasing our reputation and visibility. We intend to seek to enter into strategic arrangements with businesses that we feel are complementary to our mission and synergistic to our business.

We believe that with our unique all-in-one concept, we will also engender interest from the local press in areas where we are opening our center.

Franchising

Once we have established consumer awareness of our Prenatal-Postpartum Supercare Center we intend to offer franchise opportunities for others to duplicate the Prenatal-Postpartum Supercare Concept. In exchange for intended franchising fee and a percentage of profits we will allow the franchises to utilize the Prenatal-Postpartum Supercare Center name and concept. We intend to assist the franchise in choosing a specific location within their territory, the design of the center and in the hiring of employees and retention of the appropriate consultants and therapists. We intend to allow their members to utilize our website and provide them access to our educational bulletins. We believe that in addition to providing revenue, franchising will increase the public’s awareness of the Prenatal-Postpartum Supercare Centers’ concept.

The projected market for franchisees will be comprised of Entrepreneur/Individuals who are currently already on one segment (such as education, retail, fitness or spa area) of the prenatal and postpartum area. These individuals are already knowledgeable about specific aspects of the prenatal and postpartum areas and are also potential franchisees. This could be hospital or other maternal-child agencies, healthcare, professionals, retail stores who specializes in maternal and infant health products, or a spa or fitness agency that already has prenatal and postpartum classes and training. This approach will decrease risk because franchisees will already be successful in providing resources and product to expectant and new parents in a specific area. Training is intended to be provided by us to increase franchisees knowledge and skills.

We will implement the following controls to provide uniformity and consistency of franchisees. These controls will also decrease risk. The controls area:

•

All educators (prenatal, postpartum, fitness) must have at least 2 years of experience and must be currently national certification by a leading certification organization in their specialty area. For example, Lamaze childbirth educators must be certified by Lamaze International Association.

•

All spa treatment staff must have at least 2 years of experience and must be currently certified by a leading national certification organization in their specialty area training in the pregnancy and postpartum area.

•

All fitness experts must have at least 2 years of experience and must be currently certified by a leading national certification organization in their specialty area and training in the pregnancy and postpartum areas.

•

Curriculum for each type of education classes will be developed by our intended staff and franchisees must be approved curriculum for teaching classes. Only specific classes approved by Prenatal-Postpartum Supercare Center can be taught by franchisees.

•	Four manuals with policies and procedures related to a specific area is intended to be developed:

1.	Merchandising/Marketing
2.	Operations
3.	Personnel/Human Resources
4.	Sales

•	Franchisees must follow these manuals in developing, conducting and evaluating business activities.

•	Franchisees must have their site pre-approved by us

•	Franchisees must follow design and appearance standards that were developed by us.

•	Only certain services and product may be offered for sale by franchisees

•	Franchisees must follow certain methods of operation

•	Franchisees must purchase products and services from us.

Competition

Almost all of our competitors and potential competitors presently have considerably greater financial and other resources, experience and market penetration than us. Management believes that we may be able to distinguish ourselves by consolidating the fragmented industry and by providing a comprehensive center that addresses the total needs of women and their families. We believe that no company currently provides the scope of products and services that we intend to offer. We intend to utilize only the most qualified professional staff. All registered nurses, physical therapists, massage therapists and estheticians will be licensed or registered by the state. All childbirth educators, lactation consultants and pregnancy and postpartum fitness professionals will be certified. This will increase the quality of the services provided and decrease our risk related to competitors as their hiring standards vary widely. Management believes that we will be the only company to provide all services-education, fitness, spa services and products-at one location while our competitors offer only certain aspects (usually one) such as education, fitness or products.

Our competition may include, but not be limited to, the following:

•

Retail Stores:  Retail stores include maternity shops and infant stores, infant/juvenile stores, health food centers, sporting good outlets, and beauty/spa supply outlets. Maternity shops focus primarily on providing maternity clothes and accessories for pregnant women. Infant stores such as Babies R’ Us, Toys R’ Us, etc. provide only products for infants. Large stores such as Wal-Mart, Target and department stores provide products for pregnant women and infant in separate departments. Management does not know of any retail store that provides prenatal and parenting educational services and counseling, and fitness center and spa services.

•

Prenatal and Parenting Education:  Prenatal and parenting education is provided primarily by hospitals and independent childbirth educators and lactation consultants. A few hospitals provide limited lactation supplies through their maternity units. Women usually attend the classes that are recommended by their obstetrician because finding classes can be difficult. Individuals fee based counseling or educational services are not a part of the typical prenatal and parenting education programs. The major competitor is Lamaze, a non-profit organization that teaches only their own method and are not opened to other methods which differentiates us from them. Their environment is generally cold and sterile. They do not offer retail products and do not have a fitness or spa services.

•

Counseling Centers:  Psychological, prenatal through postpartum and parenting counseling services are provided by licensed independent healthcare professionals nurses, physicians, social workers and psychologists. Women and their families depend on referrals from professionals, family and friends in order to find licensed professionals that may meet their needs. Many do not get help that is needed because of the difficulty in finding someone who can help them with their specific problem.

•

Fitness Centers:  The major competitors are two (2) women’s fitness centers, “Curves for Women” and “Shapes for Women”. Both of these centers do not specialize in the prenatal and postnatal period. They are not in the retailing childbirth education or spa services industry. While there are a few health clubs that provide some training for women during pregnancy, this is not the main focus of any of these centers. Training during the postpartum period is usually based on the usual fitness training with only some modifications. There are several large fitness centers that cater to fitness and weight loss. Many women are reluctant to work out at a regular fitness center because of their changing bodies during pregnancy and their altered shape during the postpartum period. Also, most regular fitness centers use their regular training programs with only some modifications for pregnant and postpartum women rather than programs designed specifically for pregnant and postpartum woman.

•

Spa Services:  There are no major competitors in this field. However, every major city and town has some form of a Spa facility. None of these Facilities specialize in prenatal, postpartum arena and do not have the full services we do.

Employees and Employment Agreements

As of July 31, 2011, we have no employees other than Ms. Maute, our sole officer and director. Ms. Maute has the flexibility to work on our business up to 10 to 25 hours per week. She is prepared to devote more time to our operations as may be required and we do not have any employment agreements with her.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in its development and execution.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the prenatal/postpartum market. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services’ which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

We maintain our statutory registered agent’s office with Harrison Law, P.A. at 6860 Gulfport Blvd. S. No. 162, South Pasadena, Florida 33707.

As our office space needs are limited at the current time, we are currently operating out of our sole director and officer’s home.  This space usage is donated free of charge by our sole director and officer.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our director, officer or affiliate, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us. Our Sole officer and director Melanie S. Maute filed for personal bankruptcy in 2011. The reason that necessitated Ms. Maute’s filing was due to co-signing and personal guarantees of liabilities of John Maute’s (her husband’s) business “Integrated Systems Corp”.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to have a market maker request to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a market maker to request such a quote .

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for quote on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this Prospectus there was one holder of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on July 20, 2011, as a for-profit company, and an established fiscal year of July 31. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from other sources other than loans we undertake.

From inception through our current date, July 31, 2011, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $100 on start-up costs. We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole director and officer.

The proceeds from this offering will satisfy our cash requirements for up to 31 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees and developing the business plan. As of July 31, 2011 we had $ 8,900 cash on hand.

Plan of Operations

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $500,000 (this includes the anticipated $39,000 capital raise) to pay for expenses associated with our development over the next 18 months. $500,000 (including the anticipated $39,000 capital raise) will be used to finance anticipated activities.

We believe that there is a void in the market place for a one-stop shopping center for the needs of the prenatal/postpartum mother. Therefore, we anticipate generating revenues for this business model. We believe that $500,000 is sufficient to open our model store in a strip mall shopping center.

As of July 31, 2011, we had cash on hand of $ 8,900.00.

During the next 18 months, we intend to establish on Child-Bearing Supercare Center. The Center intends to be developed to provide an environment that sparks customer interest, excitement and loyalty. The Company anticipates utilizing consultants to create this retail brand experience from Strategy, design, branding and architecture. The intended Center will consist of an education area, fitness area, spa service area, small retail area and a socialization area.

We intend to raise $500,000 (including the initial raise of $39,000) to finance the Prenatal-Postpartum Supercare Center. There can be no assurance that such financing will be available or if available on what terms such financing will consist. We believe that we will be able to derive revenue from the following packages offered to our clients.

Educational classes in areas such as: childbirth education, prenatal and postpartum programs; fitness training classes for prenatal and postpartum women; spa services, the retail sale of products for expectant mothers and infants offered in our centers via our intended website.

We intend to charge new customers a registration fee to join a Prenatal-Postpartum Supercare Center, as well as a monthly fee to maintain their membership privilege. Certain classes will require an additional spa services such as massages and beauty treatment which services will specifically be designed for prenatal and postpartum woman.

Once our intended first Prenatal-Postpartum Supercare Center is established, we intend to offer others the opportunity to franchise our name and concept. In addition, to paying an up front franchise fee and a percentage of profits, franchisees will be required to purchase our product and services creating an additional source of revenue.

We intend to achieve a customer base by targeting hospitals, obstetricians and gynecologists, pediatricians, lactation consultants, registered nurses and mid-wives, birthing centers, doulas, infertility centers, pre-school centers, childcare centers, religious institutions, corporations and retail establishments within a 30 mile radius of our Centers. We intend to hire sales representatives to visit such establishments and distribute advertising and promotional literature at such places. We also intend to advertise through a variety of mediums, including, but not limited to, local newspapers, local radio and television stations, through trade journals, mass mailing and our web site.

We intend to sell products designed for the expecting or new mother, as well as infant/toddler items. These products will be sold through two channels – at the Prenatal-Postpartum Supercare Center, and our anticipated web site. Products that we expect to offer including maternity and infant products, nutritional, health and beauty products, and items regarding fitness and physical and emotional well being.

Because we desire to reduce the need for significant expenditures on inventory, products will be available to us and our customers on a drop-ship basis from selected manufactures. We intend to offer our products through our intended web site.

Since inception, we have incurred a net loss of approximately $ 100.00.

We believe that it will cost approximately $500,000 (including $39,000 in the raise) to open the Center. These costs will include, rent, the purchase of equipment and web site. We also expect to obtain liability insurance once we begin the operation of our Center. This will be part of the money allocated to working capital. There can be no assurance that we will be able to secure financing or if offered that it will be on terms acceptable to us. In the event that we are unable to secure adequate financing we will not be able to develop the Center.

Over the next 18 months we expect to expend approximately $500,000 (including the $39,000 capital raised) on our operation. The following table estimates our costs to open the Center:

Use of Proceeds	Est. Budget
Marketing and brand activities	$90,000
Wages and consulting fees	130,000
Rent	60,000
Computers/Network	12,000
Web Design/Hosting	10,000
Inventory	12,000
Equipment	40,000
Fixtures	20,000
Working Capital	126,000
Total 18 Month Requirement	$500,000

Until we open our first center and begin to generate revenue we will have no source of revenue.

We intend to pursue capital through public or private financing in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our anticipated services and even if we do secure adequate financing, there can be no assurance that our services will be accepted by the marketplace and that we will be able to generate revenues. Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for business plan development.

Results of Operations

There is no historical financial information about us upon which to base an evaluation of our performance. We have incurred expenses of $ 100.00 on our operations as of  July 31, 2011 on general and administrative expenses and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole director and officer for aggregate proceeds of $9,000.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Our results of operations are summarized below:

July 20, 2011 (Inception)
to July 31, 2011
(Audited)
Revenue	—
Cost of Revenue	—
Expenses	$100
Net Loss -	$100
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	9,000,000

Liquidity and Capital Resources

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended July 31, 2011, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000.

We anticipate needing $500,000 (this includes the anticipated $39,000 raise) in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through July 31, 2011, we spent $ 100 on general operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director; however we currently have accrued liabilities of $ 100 and a working capital of $ 8,900.

As of July 31, 2011 we had $ 8,900.00 cash on hand.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The Sole director and officer has made no commitments written or oral, with respect  to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all units offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended July 31, 2011. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Expenses:  Expenditures for research, development, and engineering of products will be expensed as incurred.

Earnings (Loss) Per Share:  Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At  July 31, 2011 the Company did not have any potentially dilutive common shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from July 20, 2011 (date of inception) through July 31, 2011 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On July 20, 2011 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

MANAGEMENT

Officer and Director

Our sole officer and director will serve until her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)
Melanie S. Maute 3 Allington Court Medford, NJ. 08055	48	President, Secretary/ Treasurer, Principal Executive Officer, Principal Financial Officer and sole member of the Board of Directors

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Business Experience

Melanie S. Maute has been engaged in the marketing, product development, and life style field for over 30 years and has spent the past 10 years operating her own lifestyle, physical-training, sole-proprietorship, part-time company. Her activities focus upon retail, marketing product development services for prenatal and postpartum soft goods products and lifestyle exercising training for adults. Prior to founding her own part time sole proprietorship, Ms. Maute worked in industry where she was directly responsible for the design, product development, and production of prenatal and postpartum products.  From 1983-1996 she was the Production and Merchandising Manager for Diplomat Corporation in Stoney Pont, NY.  Here she became Production and Merchandising Manager and was responsible for design product development production and merchandising of 200 infants, juvenile and prenatal/postpartum soft goods products.  From 1981 to 1983 she was a Sales and Marketing Associate with Toys and Sports Warehouse (TSW) in Spring Valley, NY where she assisted in merchandising and selling prenatal/postpartum products and lifestyle equipment for the retail store.

CONFLICTS OF INTEREST

As of July 31, 2011, we have no employees. Ms. Melanie S. Maute, our founder, Sole officer and director, currently devotes 10 to 25 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Ms. Maute regarding the provision of her services to the Company.

Ms. Maute is not obligated to commit her full time and attention to our business and accordingly, she may encounter a conflict of interest in allocating her time between our operations and those of other businesses. Presently, Ms. Maute earns her livelihood as a private physical trainer.

Although Ms. Maute is presently able to devote 10 to 25 hours per week to our business while maintaining her own livelihood, this may change. Also, if we require Ms. Maute to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that she will be able to satisfy our requirements unless we have sufficient resources to compensate her for any lost income from her livelihood.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of solely of Ms. Maute who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Ms. Maute does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We do not have any independent directors and the company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our Sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to July 20, 2011, our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception July 20, 2011 through July 31, 2011.

Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Melanie S. Maute, President	2011	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of July 31, 2011.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Melanie Maute	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

Options Grants during The Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole director and officer or employees or consultants since we were founded.

Compensation of Directors

Our Sole director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination Of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officer or director   other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Ms. Maute that would result from her resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our Sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception July 20, 2011 through July 31, 2011.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Melanie Maute	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all units in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class [2]
Common Stock	Melanie S. Maute	9,000,000	100%
	3 Allington Court
	Medford, NJ. 08055

	All Officers and Directors as a Group	9,000,000	100%
	(1 person)

[1] The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Ms. Maute is the only “promoter” of our company. Ms. Maute is also our Sole director and officer.

[2] Based on 9,000,000 shares issued and outstanding as of the date of this Prospectus

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders or Unit	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	Melanie S. Maute	9,000,000	70%
	3 Allington Court
	Medford, NJ. 08055

	All other Unitholders	3,900,000	30%

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 20, 2011 we issued 9,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our audit date, July 31, 2011, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Director Independence

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us. Our Sole officer and director, Melanie S. Maute filed for personal bankruptcy in 2011. The reason that necessitated Ms. Maute’s filing was due to co-signing and personal guarantees of liabilities of her husband’s “John Maute” business “Integrated Systems Corp.”

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FORSECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Florida law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC’s website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the units offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ARISTOCRAT GROUP CORP.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

ARISTOCRAT GROUP CORP.

(A Development Stage Entity)

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Aristocrat Group Corp.

Indianapolis, Indiana

I have audited the accompanying balance sheet of Aristocrat Group Corp. (a development stage entity) as of July 31, 2011 and the related statement of operations, stockholder’s equity and cash flows for the period from July 20, 2011 (date of inception) through July 31, 2011. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aristocrat Group Corp. (a development stage entity) as of July 31, 2011 and the results of its operations and its cash flows for the period from July 20, 2011 (date of inception) through July 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

August 10, 2011

ARISTOCRAT GROUP CORP.

(A Development Stage Company)

Balance Sheet

July 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,900
Total current assets	8,900

TOTAL ASSETS	$8,900

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable & Accrued liabilities	$—
Total liabilities	—

STOCKHOLDER’S EQUITY
Capital Stock (Note 4)
Authorized:
250,000,000 common shares, $0.0001 par value
Issued and outstanding shares:
9,000,000 common shares	$900
Additional paid-in capital	8,100
Deficit accumulated during the development stage	(100)
Total Stockholder’s Equity	8,900

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$8,900

See accompanying auditors’ report and notes to the financial statements.

ARISTOCRAT GROUP CORP.

(A Development Stage Company)

Statement of Operations

For the period July 20, 2011 to July 31 2011

For the Period
from Inception
July 20, 2011
through
July 31, 2011

REVENUES	$—

EXPENSES
General & Administrative	100
Professional Fees	$

Loss Before Income Taxes	$(100)

Provision for Income Taxes	—

Net Loss	$(100)

PER SHARE DATA:

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted Average Common shares outstanding	9,000,000

See accompanying auditors’ report and notes to the financial statements.

ARISTOCRAT GROUP CORP.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficiency)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception – July 20, 2011	—	$—	$—	$—	$—

Common shares issued to Founder for cash at $0.001 per share (par value $0.0001) on July 20, 2011	9,000,000	900	8,100	—	9,000

Loss for the period from inception on July 20, 2011 to July 31, 2011	—	—	—	(100)	(100)
				—
Balance – July 31, 2011	9,000,000	900	8,100	(100)	8,900

See accompanying auditors’ report and notes to the financial statements.

ARISTOCRAT GROUP CORP.

(A Development Stage Company)

Statement of Cash Flow

For the period July 20, 2011 to July 31, 2011

For the Period from Inception July 20, 2011 through July 31, 2011

OPERATING ACTIVITIES

Net Loss	$(100)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued liabilities	—
Net cash used in operating activities	(100)

INVESTING ACTIVITIES
Common stock issued for cash	900
Paid-in Capital	8,100
Net cash provided by financing activities	9,000

INCREASE IN CASH AND CASH EQUIVALENTS	8,900

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,900

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$—
Income taxes	$—

See accompanying auditors’ report and notes to the financial statements.

ARISTOCRAT GROUP CORP.

(A Development Stage Corporation)

Notes to Audited Financial Statements

For the Period from July 20, 2011 (Date of Inception) through July 31, 2011

NOTE 1. NATURE OF BUSINESS

The Company was incorporated in the State of Florida on July 20, 2011.  It is a development stage company in accordance with FASB ASC 915 Financial Reporting for Development Stage Entities.   The Company was formed to open an initial Prenatal-Postpartum Supercare Center with the plan to eventually franchise his model. The company believes that there is a strong need for a new innovative approach to providing the education, health needs, fitness training, emotional well-being, spa services, and women’s and infant’s products related to a women’s pregnancy, childbirth and the postpartum experience and the infant’s first year of life. The Company was incorporated on July 20, 2011 (Date of Inception) with its corporate headquarters located in Medford, NJ and its year-end is July 31, 2011.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet emerged from its development stage, has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents at December 31, 2009 or July 31, 2011.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.”  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2009 since inception and at July 31, 2011.  As of December 31, 2009 and at July 31, 2011, the Company had no dilutive potential common shares.

ADVERTISING

Advertising costs are expensed as incurred.  No advertising costs have been incurred as of July 31, 2011.

RECENTLY ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 3. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  For the period July 20, 2011 (date of inception) through July 31, 2011, the Company incurred losses of $100.   The net operating loss, resulting from operating activities, result in deferred tax assets at the effective statutory rates.  The deferred tax asset has been off-set by an equal valuation allowance.

NOTE 4. SHAREHOLDERS’ EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 250,000,000 shares with a par value of $0.0001.  The Company issued 9,000,000 shares of our $.0001 par value common stock to  Melanie S. Maute, our CEO and sole Director, on July 20, 2011 for cash in the amount of $9,000 (per share price of $..001).

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5. RELATED PARTY TRANSACTIONS

The officer and director of the Company is or may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. She may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

NOTE 6. COMMITMENTS AND CONTINGENCY

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7. SUBSEQUENT EVENTS

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this registration with the Securities and Exchange Commission (“SEC”) which would have a material

July 20, 2011
(Date of Inception)
through
July 31, 2011
Tax benefit at U.S. statutory rate	$—
State income tax benefit, net of federal benefit.	—
$—

The Company did not have any temporary differences for the period from July 20, 2011 (Date of Inception) through July 31, 2011.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission,  indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered units are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$5
Federal Taxes	$—
State Taxes and Fees	$—
Printing Fees	$495
Transfer Agent Fees	$1,500
Accounting fees and expenses	$2,125
Legal fees and expenses	$4,375
TOTAL	$8,500

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

(a)

On July 20, 2011, we issued 9,000,000 shares to Melanie Maute, the Company’s founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering.

It is our belief Ms. Maute had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Ms. Maute certified that she was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of ARISTOCRAT GROUP CORP.
3.2	Bylaws of ARISTOCRAT GROUP CORP.
4.1	Specimen Stock Certificate of ARISTOCRAT GROUP CORP.
4.2	Form of Warrant
5.1	Opinion of Counsel.
14.1	Code of Ethics.
23.1 *	Consent of Accountants.
99.1	Subscription Agreement ARISTOCRAT GROUP CORP.

* Filed herewith

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, NJ on September 26, 2011 .

ARISTOCRAT GROUP CORP.

By:	/s/ Melanie S. Maute
Melanie S. Maute
President, Chief Executive Officer,
Chief Financial Officer,
Principal Accounting Officer,
Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Melanie S. Maute	President, Chief Executive Officer,	September 26, 2011
Melanie S. Maute	Chief Financial Officer,
Principal Accounting Officer,
Secretary, Treasurer, Director